UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

Axovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB, United Kingdom	Not Applicable
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: +44 203 318 9708

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing.

On August 21, 2017, Axovant Sciences Ltd. (the “Company”) provided written notice to the New York Stock Exchange (“NYSE”) that the Company intends to voluntarily delist its common shares from NYSE, effective as of the close of trading on September 5, 2017, and transfer the listing of its common shares to the Nasdaq Global Select Market (“Nasdaq”).  Trading on Nasdaq is expected to commence on the next business day, September 6, 2017. The Company’s common shares will continue to trade under the stock symbol “AXON.”

A copy of the press release issued by the Company in connection with the transfer of the listing of its common stock from NYSE to Nasdaq is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1                                                                        Press Release dated August 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axovant Sciences Ltd.

Date: August 21, 2017	By:		/s/ Gregory Weinhoff
		Name:	Gregory Weinhoff
		Title:	Principal Financial Officer